ADVISORY, TECHNICAL AND ADMINISTRATIVE SERVICES AGREEMENT

between

Seadrill Management AME Ltd

and

Seadrill Polaris Ltd

Seadrill Polaris Ltd Management Agreement

CONTENTS
Clause    Page

1.	SERVICES AND EFFECTIVE DATE 1

2.	SERVICES 1

3.	GENERAL CONDITIONS 3

4.	COMPENSATION 3

5.	INDEMNITY 4

6.	CONFIDENTIALITY 5

7.	TERM AND TERMINATION 5

8.	DEFAULT 6

9.	FORCE MAJEURE 6

10.	NOTICES 7

11.	MISCELLANEOUS 7

12.	GOVERNING LAW AND ARBITRATION 7

i

Seadrill Polaris Ltd Management Agreement

Exhibit 10.4

THIS ADVISORY, TECHNICAL AND ADMINISTRATIVE SERVICES AGREEMENT (the “Agreement”) is made as of the Effective Date set forth below.
BETWEEN:

(1)	Seadrill Management AME Ltd., a Bermuda company with branch operations in Dubai (the “Contractor”)
and

(2)	Seadrill Polaris Ltd., a Bermuda company (the “Company”)
(hereinafter jointly referred to as the “Parties” and, individually, as a “Party”).
WHEREAS, the Company wishes to engage the Contractor to provide certain advisory, technical and administrative services to the Company on the terms set out herein;
NOW THEREFORE, the Parties have agreed as follows:

1.	SERVICES AND EFFECTIVE DATE

1.1
The Contractor shall provide the advisory, technical and general administrative services specified in this Agreement (the “Services”) to the Company subject to the terms and conditions set forth in this Agreement, as may be requested by the Company from time to time.

1.2	The effective date of this Agreement shall be from 19 June 2015.

2.	SERVICES

2.1	The Contractor shall provide the following Services to the Company:

2.1.1	Operations Services

(a)	The Contractor shall provide standards for the technical operation of the Company’s vessel (the “Vessel”) and a policy in this respect.

(b)
The Contractor shall assist in the supervision of the activities of third party contractors employed by the Company in respect of certain elements of the technical management and operation of the Vessel and, in particular:

(i)
look for similarities between the services utilized by other vessel owning companies in the Seadrill Group and potentials for improvements or savings in this respect; the “Seadrill Group” means Seadrill Limited or any subsidiary thereof, (except the Company and its subsidiaries);

(ii)	developing and implementing strategies for long term maintenance of the Vessel;

(iii)	supervise and co‑ordinate the policies in relation to emergency events;

Seadrill Polaris Ltd Management Agreement

Exhibit 10.4

(iv)	promote the most economical ways of operating the Vessel without compromising safety of any Vessel or its crew;

(v)	minimize the environmental impact of the operation of the Vessel without compromising the safety of the Vessel or its crew; and

(vi)	ensure compliance with industry-based best practice “norms”.

(c)	The Contractor shall, as requested, provide audits of contractors of technical services and equipment and crewing services, such audits to include physical inspections.

(d)	The Contractor shall provide assistance in purchasing materials and supplies for the Vessel and endeavor to achieve competitive terms from adequate suppliers.

2.1.2	Technical Supervision
The Contractor shall, throughout the term of this Agreement, provide Services in relation to the technical management of the Vessel. In particular the Contractor shall provide the following Services:

(a)
The Contractor shall follow up with regard to the requirements of classification societies and any relevant national authorities and provide assistance to the Company in ensuring that the Vessel comply with all recognized safety standards at any time.

(b)	The Contractor shall maintain good relations with Shipping Registries where the Vessel are or are intended to be registered.

(c)	The Contractor shall assist the Company in ensuring that the Vessel comply with contractual technical and other commitments.

(d)
The Contractor shall regularly visit the Vessel and ensure that the standard of maintenance is kept at an acceptable level, that the crewing is adequate and that the operation is professional and satisfactory in every respect.

2.1.3	Accidents—Contingency Plans
The Contractor shall assist the Company in handling all accidents involving Vessel owned by the Company in the course of operations. In particular, the Contractor shall provide a crisis management procedure, shall assist the Company in the development of a local crisis management procedure, and shall provide other advice and assistance in connection with crisis response, including crisis communications assistance.

2.1.4	Financing
The Contractor shall assist the Company in all matters relevant to the financing of the Company’s activities, including the identification of sources of potential financing, negotiation of financing arrangements, and coordination of financing with other Seadrill Group companies for the benefit of the Company.

Seadrill Polaris Ltd Management Agreement

Exhibit 10.4

2.1.5	Disputes
The Contractor shall provide general advice and assistance in the prosecution or defense of any and all legal proceedings by or against the Company, on the Company’s behalf and follow up the same in accordance with such instructions as shall be provided to the Contractor in this respect by the Company.

2.1.6	Marketing Services
The Contractor shall provide advice and assistance in the marketing of the Company’s Vessel, including the identification of potential customers, identification of Vessels available for charter opportunities and preparation of bids.

2.1.7	General Administrative Services
The Contractor shall provide such general administrative services as may be required or specifically requested by the Company including accounting services, access to and consolidation of information in the Seadrill Group enterprise resource planning systems, and advice and assistance in the general administration and management of the business.

3.	GENERAL CONDITIONS

3.1	The Contractor shall, in performing its duties hereunder, serve the Company in good faith. In providing the Services hereunder, the Contractor shall:

(b)	protect and promote the Company’s interests;

(c)	observe all applicable laws and regulations relevant to the Company’s activities; and

(d)	always act in accordance with good and professional management practice.

3.2	The Contractor shall be entitled to provide Services to other companies or entities. Such entities can either be other companies in the Seadrill Group or third party entities.

3.3
All discounts, commissions and other benefits received by the Contractor and/or its employees from third parties as a consequence of the provision of Services hereunder shall be disclosed and credited to the Company.

3.4
The Company shall, at any time upon request, be provided with any information from the accounts and records of the Contractor which is relevant and reasonably required for the performance of its obligations vis‑à‑vis the Company hereunder.

Such information shall be provided to such persons as shall be specifically authorized by the Company. Representatives of the Company’s auditor shall, in relation to the audit of the Company’s accounts, always be considered authorized.

3.5
The Contractor shall, upon request, provide the Company with copies of all documents relevant to the Company in its possession and otherwise compile such facts and records on the basis of such documents as shall, from time to time, be requested by the Company.

4.	COMPENSATION

Seadrill Polaris Ltd Management Agreement

Exhibit 10.4

4.1
Each calendar quarter, the Company agrees to reimburse the Contractor for all costs and expenses reasonably incurred by the Contractor (the “Costs and Expenses”) in connection with the provision of the Services by the Contractor to the Company for such calendar quarter.

4.2	The Company shall pay to the Contractor a management fee equal to 5% of the Costs and Expenses for such calendar quarter (the “Services Fee”).

4.3
The Services Fee shall be payable by the Company on a quarterly basis. Within 30 days following the end of each calendar quarter, the Contractor shall prepare a statement of costs and expenses incurred in providing the Services, setting forth the basis for calculation in such detail as reasonably required. The Contractor shall then deliver an invoice to the Company for such costs together with the corresponding Services Fee. The Company shall pay undisputed charges within 30 days of receipt of the Contractor’s invoice.

4.4	The Company shall pay the Services Fee to the Contractor less any applicable withholding taxes.

5.	INDEMNITY

5.1
The Contractor shall be under no responsibility or liability for any loss or damage, whether loss of profits or otherwise, to the Company arising out of any act or omission involving any error of judgment or any negligence on the part of the Contractor or any of its officers, employees, agents, and sub-contractors in connection with the performance of the Services under this Agreement, unless the acts or omissions leading to a loss or damage are caused by fraud, or willful misconduct on the part of the Contractor, its officers, employees, agents or subcontractors.

Notwithstanding anything to the contrary, unless the acts or omissions leading to a loss or damage are caused by or due to the fraud of the Contractor, its officers, employees, agents or subcontractors, the Contractor shall not, under any circumstances whatsoever under the agreement, tort or otherwise at law, be liable to compensate the Company for any loss or damage in excess of ten (10) times the annual Services Fee.
The Company agrees to indemnify and keep the Contractor and its sub‑contractors, together with its sub‑contractors officers and employees, indemnified against any and all liabilities, costs, claims, demands, proceedings, charges, actions, suits or expenses of whatsoever kind or character that may be incurred or suffered by any of them howsoever arising (other than by reason of fraud, gross negligence or willful misconduct on the part of the Contractor or any of its officers, employees, agents, and sub-contractors) in connection with the provision of the Services or the performance of the Services hereunder.
The Contractor shall not be required to take any legal action on behalf of the Company unless being fully indemnified (to its reasonable satisfaction) for all costs and liabilities likely to be incurred or suffered by it as a consequence thereof.

5.2	The indemnities provided by the Company hereunder shall cover all reasonable costs and expenses payable or incurred by the Contractor in connection with any claims.

5.3
To the extent the Contractor is entitled to claim any indemnity in respect of amounts paid or discharged by the Contractor pursuant to this Agreement, these indemnities shall take effect as an obligation of the Company to reimburse the Contractor for making such payment or effecting such discharge.

Seadrill Polaris Ltd Management Agreement

Exhibit 10.4

5.4
The indemnification provided by this clause shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any statute, agreement, the Operating Agreement of the Company or otherwise, and shall continue after the termination of this Agreement.

5.5	None of the parties shall under any circumstance be liable towards the other party for their own indirect or consequential loss or damage.

6.	CONFIDENTIALITY

6.1
All Confidential Information furnished to or developed by the Company or any of its employees, directors or sub‑contractors pursuant to this Agreement shall be the property of the Company, and shall be kept confidential by the Contractor both during and after the term of this Agreement.

(a)
For the purpose of this clause, “Confidential Information” shall mean information relating to the business of the Company as well as all know‑how of which the Contractor becomes aware or generates in the course of or as a consequence of the performance of its obligations hereunder.

(b)	The provisions of this clause shall not apply to Confidential Information which:

(i)	is required to be disclosed by law or court order; or

(ii)	has become public knowledge otherwise than as a result of the conduct of the Contractor.

(iii)	was already known to contractor at the time of entry into this agreement or which Contractor has received other than as a consequence of this agreement.

(c)	The Company shall be entitled to any equitable remedy available at law or equity, including specific performance, against a breach by the Contractor of this obligation.

6.2
All Confidential Information furnished to or developed by the Contractor or any of its employees, directors or sub‑contractors pursuant to this Agreement shall be the property of the Contractor, and shall be kept confidential by the Company, both during and after the term of this Agreement.

(a)
For the purpose of this clause “Confidential Information” shall mean information relating to the business of the Contractor as well as all know‑how of which the Company becomes aware or generates in the course of or in connection with the performance of its obligations hereunder.

(b)	The provisions of this clause shall not apply to Confidential Information which:

(i)	is required to be disclosed by law or court order; or

(ii)	has become public knowledge otherwise than as a result of the conduct of the Company.

(c)	The Contractor shall be entitled to any equitable remedy available at law or equity, including specific performance, against a breach by the Company of this obligation.

Seadrill Polaris Ltd Management Agreement

Exhibit 10.4

7.	TERM AND TERMINATION

7.1	This Agreement shall have an initial term of one (1) year and will be automatically extended for one or more periods of 12 months unless terminated by either party with 90 days prior written notice.

7.2
Upon termination of this agreement, the Contractor shall surrender to the Company any and all books, records, documents and other property in the possession or control of the Contractor relating to this Agreement and to the business, finance, technology, trademark or affairs of the Company and its subsidiaries, and except as required by law, shall not retain any copies of the same.

8.	DEFAULT

8.1
Notwithstanding Section 7.1(a), if the Contractor shall, by any act or omission, be in breach of any material obligation under this Agreement and such breach shall continue for a period of 14 days after written notice thereof has been given by the Company to the Contractor, the Company shall have the right to terminate this Agreement with immediate effect by notice to the Contractor.

The right to terminate this Agreement shall be in addition to and without prejudice to any other rights which the Company may have against the Contractor hereunder.

9.	FORCE MAJEURE
Neither Party shall incur liability of any kind or nature whatsoever in relation to the other Party in the event of a failure to perform any of its obligations hereunder directly or indirectly caused by circumstances beyond the relevant Party’s reasonable control, such as war or war‑like activities, government orders, riots, civil commotion, strike, lock‑out or similar actions, an act of God, peril of the sea or any other similar cause.

10.	NOTICES
All correspondence or notices required or permitted to be given under this Agreement shall be given in English and sent by mail, telefax, electronic mail or delivered by hand at the following addresses:
If to the Company:

Seadrill Polaris Ltd.
Par‑la‑Ville Place
14 Par-la-Ville Road
Hamilton HM08
Bermuda

Attn: Chief Executive Officer

Seadrill Polaris Ltd Management Agreement

Exhibit 10.4

If to the Contractor:

Seadrill Management AME Ltd.
Arenco Tower, 18th Floor
Dubai Media City,
Dubai, UAE

Attention: Finance Director

or such other address as either Party may designate to the other Party in writing.

11.	MISCELLANEOUS

11.1
The Contractor shall not be entitled to assign its rights and/or obligations under this Agreement unless the prior written consent of the Company has been obtained. The Contractor may freely subcontract or sub‑license this Agreement, so long as the Contractor remains liable for performance of the Services and its obligations under this Agreement. Contractor shall be entitled to provide the services directly or indirectly through any affiliate of Contractor.

11.2	The relationship between the parties is that of independent contractor. Nothing in this Agreement shall be deemed to constitute a partnership or joint venture relationship between the Parties.

11.3
No term of this Agreement is enforceable by a person who is not a Party to it, except by the affiliates of the Company and/or the Contractor. The Contracts (Rights of Third Parties) Act 1999 shall not apply to this Agreement.

11.4	This Agreement shall not be amended, supplemented or modified save by written agreement signed by or on behalf of the Parties.

11.5	The failure of either party to enforce any term of this Agreement shall not act as a waiver. Any waiver must be specifically stated as such in writing.

11.6	If any provision herein is held to be void or unenforceable, the validity and enforceability of the remaining provisions herein shall remain unaffected and enforceable.

11.7	This Agreement shall be binding upon and inure to the benefit of the affiliates of the Company and/or the Contractor.

11.8	This Agreement may be executed in one or more signed counterparts, facsimile or otherwise, which shall together form one instrument.

12.	GOVERNING LAW AND ARBITRATION

12.1	This Agreement shall be governed by and interpreted in accordance with the law in England and Wales.

12.2
Any dispute, controversy or claim arising out of or relating to this Agreement, or the breach, termination or invalidity thereof, shall be settled exclusively by arbitration in accordance with the provisions of the rules and procedures of the London Court of International Arbitration, in London, England.

Seadrill Polaris Ltd Management Agreement

Exhibit 10.4

For and on behalf of        For and on behalf of
SEADRILL MANAGEMENT AME LTD.        SEADRILL POLARIS LTD.

/s/ Silvio Bresciani        /s/ Jonas Ytreland
Signature        Signature

Silvio Bresciani        Jonas Ytreland, VP Treasury and Financing
Seadrill Management Ltd
Name with block letters        Name with block letters

Seadrill Polaris Ltd Management Agreement